                                                                   EXHIBIT 3.110
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "R K O RADIO REPRESENTATIVES, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1968, AT 9 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386122

                                                       DATE: 11-04-98

                          CERTIFICATE OF INCORPORATION

                                       OF

                       R K O RADIO REPRESENTATIVES, INC.

                                  ------------

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is

                       R K O RADIO REPRESENTATIVES, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

          To purchase, acquire, sell, negotiate, promote, book, arrange for, as principal, agent, representative, broker or otherwise, television and radio air time, whether for artistic or commercial purposes.

          To obtain, engage, employ, supervise, advertise, publish, furnish, provide, book, license the use of, negotiate, enter into, execute and acquire, hold, assign and transfer contracts, options and rights for and in respect of, and otherwise generally promote, direct and deal in and with, as principal and agent, the services, talents, performances, renditions, works, compositions, recordings, transcriptions, broadcasts, telecasts and other professional output of any and all kinds of singers, musicians, orchestras, actors, actresses, dancers, performers, entertainers, composers, lyricists, arrangers, dramatists, playwrights, artists, scenarist, authors, coaches, commentators, directors, producers, managers, technicians and other personnel necessary or useful in all branches of opera, music, drama, ballet, the theatre, motion pictures, radio, television and other fields of entertainment.

     To manage or administer as agent and/or expediter the whole or any part of the business or property of any corporation, firm or person carrying on any authorized business, and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of, by any agent, the whole or any part of the corporation's business or property.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire,



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
and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

        To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

        To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

               (c) franchises, licenses, grants and concessions.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

          To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

     To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

     To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

     To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

     To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

     To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

         To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The forgoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH: The name and the mailing address of the incorporator are as follows:

        NAME                           MAILING ADDRESS
        ----                           ---------------
R.G. Dickerson                       229 South State Street
                                     Dover, Delaware

     SIXTH:  The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stock-holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial

Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (d)(2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the By-Laws as permitted by the provisions of the General Corporation

     Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.

          NINTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, who have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or Committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          (4) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          TENTH: (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Executed at Dover, Delaware, on September 16, 1968.



                                             /s/        R. G. DICKERSON
                                             ----------------------------------
                                                        R. G. Dickerson
                                                          Incorporator



STATE OF DELAWARE      )
                       )  SS.:
COUNTY OF KENT         )

     BE IT REMEMBERED that, on September 16, 1968, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came R. G. Dickerson, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

     GIVEN under my hand on September 16, 1968.



                                             /s/        NANCY S. TRUAX
                                             ----------------------------------
                                                        Nancy S. Truax
                                                         Notary Public

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "R K O RADIO REPRESENTATIVES, INC.", CHANGING ITS NAME FROM "R K O RADIO REPRESENTATIVES, INC." TO "RKO RADIO SALES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1977, AT 9 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386123

                                                       DATE: 11-04-98

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                       R K O RADIO REPRESENTATIVES, INC.

          It is hereby certified that:

               1. The name of the corporation is RKO Radio Representatives, Inc.

               2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu thereof the following Article:

               "FIRST: The name of the corporation (hereinafter called the "corporation") is

                             RKO RADIO SALES, INC."

               3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

               4. The effective date of the amendment herein certified shall be October 1, 1977.

          Signed and attested to on September 12, 1977.



                                       [ILLEGIBLE]
                                   -------------------
                                      VICE PRESIDENT


ATTEST:

[ILLEGIBLE]
--------------------
ASSISTANT SECRETARY

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )


     BE IT REMEMBERED THAT on September 12, 1977, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came THOMAS
T. BURCHILL, the Vice President of RKO RADIO REPRESENTATIVES, INC., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act of said corporation, and the facts stated therein are true to the best of his knowledge and belief.

     GIVEN under my hand on September 12, 1977.

                                                            /s/ OLIVER J. JANNEY
                                                            --------------------
                                                                NOTARY PUBLIC

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RKO RADIO SALES, INC.", CHANGING ITS NAME FROM "RKO RADIO SALES, INC." TO "REPUBLIC RADIO SALES, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 1984, AT 9 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386124

                                                       DATE: 11-04-98

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             RKO RADIO SALES, INC.
                          ----------------------------
                             Adopted in Accordance
                                    with the
                           Provisions of Section 242
                                     of the
                            General Corporation Law
                                     of the
                               State of Delaware
                          ----------------------------

     RKO RADIO SALES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that an amendment to the Certificate of Incorporation of the Corporation changing Articles FIRST AND FOURTH thereof to read, respectively, as follows has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware:

               "FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is REPUBLIC RADIO SALES, INC."

               "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, par value $1.00 per share. All such shares are of one class and are shares of Common Stock."

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by Kenneth J. Swetz, its President, and attested by Richard D. Mendelson, its Secretary, this 2nd day of April, 1984.

                                        RKO RADIO SALES, INC.



                                        By: /s/ KENNETH J. SWETZ
                                            -----------------------------------
                                             Kenneth J. Swetz
                                             President

Attest:


By: /s/ RICHARD D. MENDELSON
    -----------------------------------
     Richard D. Mendelson
     Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "REPUBLIC RADIO SALES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 1984, AT 9 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386125

                                                       DATE: 11-04-98

                      CERTIFICATE OF CHANGE OF LOCATION OF
                         REGISTERED OFFICE AND OF AGENT
                                       OF
                           REPUBLIC RADIO SALES, INC.

               -------------------------------------------
               Adopted in accordance with the Provisions
               of Section 133 of the General Corporation
               Law of the State of Delaware.
               -------------------------------------------

     It is hereby certified that:

               I.   The name of the corporation is

               REPUBLIC RADIO SALES, INC.

               II. The registered office of the corporation within the state of Delaware is hereby changed to 300 South State Street, in the City of Dover, County of Kent, 19901.

               III. The Registered Agent of the corporation within the state of Delaware is hereby changed to United States Corporation Company, the business office of which is identical with the registered office as hereby changed.

               IV. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

               IN WITNESS WHEREOF, we have signed this certificate this 13th day of April, 1984.

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------
                                                      President

ATTEST:

/s/ [ILLEGIBLE]
------------------------------------
       (Assistant) Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "CHRISTAL RADIO SALES, INC.", A DELAWARE CORPORATION, WITH AND INTO "REPUBLIC RADIO SALES, INC." UNDER THE NAME OF "CHRISTAL RADIO SALES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF SEPTEMBER, A.D. 1990, AT 11:30 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386126

                                                       DATE: 11-04-98

                             CERTIFICATE OF MERGER

                                       of

                           CHRISTAL RADIO SALES, INC.

                                 with and into

                           REPUBLIC RADIO SALES, INC.

                                  pursuant to

                     Section 251 of the General Corporation

                          Law of the State of Delaware


     The undersigned hereby certify that:

     FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows:


         Name                                       State of Incorporation
         ----                                       ----------------------
Christal Radio Sales, Inc.                                 Delaware
Republic Radio Sales, Inc.                                 Delaware


     SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The executed Agreement and Plan of Merger is on file at the office of Republic Radio Sales, Inc. located at One Dag Hammarskjold Plaza, New York, New York; executed and acknowledged by each of the constituent corporations, a copy of which will be furnished to any stockholder of any constituent corporation without cost and upon request.

     THIRD: Republic Radio Sales, Inc. shall be the corporation surviving the merger and shall change its name to "Christal Radio Sales, Inc.".

     FOURTH: The certificate of incorporation of Republic Radio Sales, Inc. in effect immediately prior to the merger shall continue in effect for the surviving corporation.



Date: September 5, 1990


ATTEST                                       REPUBLIC RADIO SALES, INC.


By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
   ---------------------------------            -------------------------------
   Name: [ILLEGIBLE]                            Name: [ILLEGIBLE]
                                                Title: Vice President



ATTEST                                       CHRISTAL RADIO SALES, INC.


By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
   ---------------------------------            -------------------------------
   Name: [ILLEGIBLE]                            Name: [ILLEGIBLE]
                                                Title: Vice President